UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
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Ocean Bio-Chem, Inc.

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OCEAN BIO-CHEM, INC.
4041 S. W. 47th Avenue
Fort Lauderdale, Florida   33314

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. will be held on Friday, June 6, 2014 at 10:00 a.m., Eastern Daylight Time, at our corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

1.	To elect eight directors to serve until the annual meeting of shareholders in 2015 or until their respective successors have been duly elected and qualified;

2.	To vote on a proposal to ratify the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm for 2014;

3.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 22, 2014 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we encourage you to complete and return your proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors

Peter G. Dornau
Chairman and Chief Executive Officer
Fort Lauderdale, Florida April 30, 2014

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on June 6, 2014:
The Proxy Statement and the 2013 Annual Report to Shareholders are also available at http://materials.proxyvote.com/674631.

OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue
Fort Lauderdale, Florida   33314

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held at 10 a.m., Eastern Daylight Time, on June 6, 2014, at our corporate offices located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

Our proxy materials are being made available to our shareholders beginning on or about April 30, 2014.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on April 22, 2014, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 8,800,314 shares of our common stock were outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of votes cast. For purposes of the vote at the annual meeting, this means that the eight nominees with the highest number of votes will be elected. Under Florida law, action on a matter other than the election of directors generally is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, abstentions, although counted for purposes of determining whether there is a quorum, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the eight nominees named in this proxy statement, “FOR” ratification of the appointment of Goldstein Schechter Koch P.A. as our independent registered public accounting firm for 2014, and “FOR” approval, on an advisory basis, of the compensation of our named executive officers. You may revoke your proxy at any time prior to its use by delivering or mailing to our Corporate Secretary at the address listed above a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person or by telephone. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for forwarding proxy materials to beneficial owners.

PROPOSAL 1.  ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, eight directors are to be elected for a one-year term expiring at our 2015 annual meeting or until their successors have been duly elected and qualified. Four of our directors also are our executive officers.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Position With the Company	Age
Peter G. Dornau	Chairman of the Board, President and Chief Executive Officer	74

Jeffrey S. Barocas	Vice President – Finance, Chief Financial Officer and Director	66

Gregor M. Dornau	Vice President - Sales & Marketing and Director	45

William W. Dudman	Vice President - Operations, Secretary and Director	49

Sonia B. Beard	Director	43

Diana Mazuelos Conard	Director	43

James M. Kolisch	Director	63

John B. Turner	Director	67

Peter G. Dornau is our co-founder and has served as our Chairman of the Board, President and Chief Executive Officer since 1973.

Jeffrey S. Barocas joined our company in December 2006 and has been our Vice President-Finance and Chief Financial Officer since March 2007. Prior to joining Ocean Bio-Chem, Inc., he was Chief Financial Officer of Quality Communications of Florida. He has been a director since August 2007.

Gregor M. Dornau has been our Vice President - Sales & Marketing since August 2007. He has been employed by us since 1990 and has been a director since August 2007. He is the son of Peter G. Dornau.

William W. Dudman joined our company in April 2004 as our Vice President - Operations and Secretary. Prior to joining Ocean Bio-Chem, Inc., he held various management positions within the marine industry, most recently with West Marine, Inc., from May 1999 to April 2004. He has been a director since August 2007.

Sonia B. Beard has been a director since April 2003. Since 1997, she has served in several capacities for Walt Disney Parks & Resorts, including her most recent role as Manager of Operations Initiatives since 2007.  Prior roles included work in Merchandise Strategy, Sales and Travel Operations, and Management Audit. Previously, Ms. Beard worked in the audit department for Price Waterhouse in Miami. Ms. Beard has over 15 years of financial experience and is a Certified Public Accountant (inactive). She serves as the Chairperson of the Audit Committee and serves on the Equity Grant Committee.

Diana Mazuelos Conard has been a director since April 2011. Ms. Conard has served in several capacities for Franklin Templeton Investments since 2009, including Director of Multi-Asset Solutions since July 2013, Director of Global Strategic Services from 2009 to 2013 and Vice President - Client Relationship Manager from 2005 to 2009. Ms. Conard serves on the Audit Committee and the Equity Grant Committee.

James M. Kolisch has been a director since May 1998. Mr. Kolisch serves as Regional Executive Vice President of USI Insurance Services LLC., which sources most of our insurance needs, and its predecessor company for approximately 30 years.

John B. Turner has been a director since June 2000. He is currently retired. Prior to his retirement in March 1995, he was an insurance executive with Prudential Insurance Corp. for over 25 years.  Mr. Turner serves as Chairperson of the Equity Grant Committee and serves on the Audit Committee.

Messrs. Peter and Gregor Dornau, Barocas and Dudman are executive officers of our company and have intimate knowledge of, and provide valuable perspectives to the entire Board regarding, our sales, marketing, operations and finance. Ms. Beard's accounting and operations experience enables her to provide valuable insights to the Board on financial matters. Her background renders her well-qualified to lead the Audit Committee in its oversight function with respect to the integrity of our financial statements, our internal controls and other matters. Ms. Conard's background as an executive with Franklin Templeton Investments enables her to provide valuable insights to both the Board and the Audit Committee on financial matters. Mr. Kolisch's experience assisting our company in locating appropriate insurance coverage enables him to provide insights regarding risk management of our assets and operations. Mr. Turner's insurance and business experience enables him also to contribute meaningfully to the Board's risk assessments.

All directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer serves at the discretion of the Board of Directors.

Your Board unanimously recommends a vote FOR each of its nominees.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of Sonia B. Beard, Diana Mazuelos Conard and John B. Turner is an independent director within the meaning of the rules of The NASDAQ Stock Market, which we refer to as “Nasdaq.”  In addition, the Board has determined that each of the members of the Audit Committee is also independent within the meaning of Nasdaq rules, including additional independence requirements relating to audit committee members. Because Peter G. Dornau, our President and Chief Executive Officer, indirectly owns a majority of our shares, we qualify as a “controlled company” under Nasdaq rules and, accordingly, we are exempt from requirements to have a majority of independent directors; to have compensation of executive officers determined or recommended to the Board of Directors by a majority of the independent directors or by a compensation committee consisting solely of independent directors; or to have director nominees selected by or recommended to the Board of Directors by a majority of the independent directors or by a nominations committee comprised solely of independent directors.

In light of these exemptions, and because we believe that, under the circumstances, it is appropriate for Mr. Peter Dornau to participate meaningfully in determinations regarding executive compensation and selection of nominees for election to the Board of Directors, we are of the view that it is appropriate not to have these committees. All directors participate in consideration of executive officer compensation and director nominations, although grants of equity awards are subject to approval of the Equity Grant Committee.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held at least four times a year telephonically, and the directors meet in person when deemed appropriate.

Board Leadership Structure and Risk Oversight

Peter G. Dornau, our Chairman of the Board, also is our Chief Executive Officer. We believe that it is appropriate for Mr. Dornau to serve both as our Chairman of the Board and Chief Executive Officer because, as a co-founder of our company and Chief Executive Officer for over 30 years, he is intimately familiar with our business and most capable of effectively identifying strategic priorities and leading directors’ discussions on important matters relating to our business operations. We do not have a lead independent director.

The Board, principally through the Audit Committee, addresses risk oversight of Ocean Bio-Chem, Inc. through discussion with management concerning risk issues, typically during the course of Audit Committee meetings. We do not believe this process has a material effect on our leadership structure.

Board of Directors and Board Committees

The Board of Directors held one meeting during 2013. All directors attended at least 75 percent of the total number of meetings of the Board and the Board committees of which the director was a member during 2013. The Board encourages directors to attend our annual meeting of shareholders. All Board members attended the 2013 annual meeting.

Audit Committee

The members of the Audit Committee are Ms. Beard (Chairperson), Mr. Turner and Ms. Conard. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial reports and financial reporting process; the independence and performance of our independent auditors; the adequacy of our internal controls; and our compliance with legal and regulatory requirements. The charter of the Audit Committee is available on our website at http://oceanbiochem.com/obci/images/pdf/3406_001.pdf.

The Board of Directors has determined that Ms. Beard is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission regulations.

The Audit Committee met five times during 2013.

Equity Grant Committee

The members of the Equity Grant Committee are Mr. Turner (Chairperson) and Mses. Beard and Conard. The Equity Grant Committee administers our equity compensation plans. The Equity Grant Committee did not meet in 2013, but took action by unanimous written consent.

Director Nominations

Directors are not required to meet any specific or minimum qualifications or diversity criteria to be eligible for nomination. The Board attempts to identify persons who have the requisite experience and expertise to contribute meaningfully to our company.

The Board will consider shareholder recommendations of candidates for nomination to the Board of Directors. Recommendations by shareholders must be in writing, must include the full name of the proposed candidate, a brief description of the proposed candidate's business experience for at least the previous five years, and a representation that the recommending shareholder is a beneficial or record owner of our common stock. Any recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and serve as a director if elected. Recommendations must be delivered to the Board at the following address:

Board of Directors
Ocean Bio-Chem, Inc.
4041 SW 47th Avenue
Fort Lauderdale, Florida 33314-4023

The Board may seek additional information regarding the candidate. All potential candidates will be considered in the same manner regardless of the source of the recommendation.

Communications with the Board

Shareholders and other interested persons may communicate with the Board of Directors by writing to: Board of Directors, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. In addition, shareholders and other interested parties may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to: Audit Committee, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially. In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular director, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to the Audit Committee, the Corporate Secretary will send appropriate shareholder communications to the Chairperson of the committee.

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on our website at http://oceanbiochem.com/obci/code-of-ethics.html. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Ethics by disclosing such matters in the “About Us” section of our website, http://oceanbiochem.com/obci.

Compensation of Directors

Each director who is not an employee of the Company receives fees of $1,000 for attendance at each regular meeting of the Board of Directors or Board committee ($400 for attendance in the event of a special meeting); for this purpose, all Board of Directors and Board committee meetings held on the same or on contiguous days are treated as if they constitute a single meeting. Any director may waive the receipt of the fees (Ms. Conard and Mr. Turner, who have waived all compensation, do not receive any fees).

The following table provides information regarding compensation for our non-employee directors in 2013. The table does not include amounts for reimbursement of expenses related to attending Board or Board committee meetings. The table also does not include compensation for Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman, our executive officers, whose compensation is included in the Summary Compensation Table.

DIRECTOR COMPENSATION TABLE - 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonia B. Beard	$5,000	-	-	-	-	-	$5,000

James M Kolisch	$1,000	-	-	-	-	-	$1,000

Diana Mazuelos Conard	-	-	-	-	-	-	-

John B. Turner	-	-	-	-	-	-	-

(1)
At December 31, 2013, the number of shares underlying stock options held by directors listed in the table were as follows:
Ms. Beard, 35,000 shares; Mr. Turner, 45,000 shares; and Mr. Kolisch, 45,000 shares.

Compliance with Section 16(a) of the Securities Exchange Act

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2013.

SUMMARY COMPENSATION TABLE – 2013

The following table sets forth information regarding the compensation for 2013 and 2012 with respect to our Chief Executive Officer, Chief Financial Officer and each of our other executive officers. We sometimes refer to these persons as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter G. Dornau Chief Executive Officer	2013 2012	135,390 131,760	30,000 30,000	39,600 29,625	- -	- -	- -	- -	204,990 191,385

Gregor M. Dornau Vice President – Sales & Marketing	2013 2012	168,720 165,680	30,000 30,000	39,600 29,625	- -	- -	- -	- -	238,320 225,305

Jeffrey S. Barocas Chief Financial Officer	2013 2012	149,980 146,000	30,000 30,000	39,600 31,600	- -	- -	- -	- -	219,580 207,600

William Dudman Vice President - Operations	2013 2012	154,400 153,280	30,000 30,000	39,600 29,625	- -	- -	- -	- -	224,000 212,905

(1)
The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The stock awards vested immediately upon grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2013

The following table provides information regarding outstanding stock options held by the named executive officers at December 31, 2013.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Peter G. Dornau	03/25/2009	115,000	-	0.55	03/24/2014

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2013

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	170,000	$1.23	373,000
Equity compensation plans not approved by security holders (1)	115,000	$0.55	0

(1)
Includes 115,000 stock options issued in 2009 that were designed to renew and extend the term of stock options initially granted to Peter G. Dornau in conjunction with a loan made to us by an entity that he owns. In order to address compliance with applicable Nasdaq rules, in April 2011 we reduced the number of shares available for grant under one of our security holder approved plans by 115,000 shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 31, 2014 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our common stock; (ii) each director and each nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Peter G. Dornau	4,690,370	(2)	53.3%
Jeffrey S. Barocas	116,031		1.3%
William W. Dudman	204,508		2.3%
Gregor M. Dornau	399,960		4.5%
James M. Kolisch	66,266	(3)	*
John B. Turner	79,594	(4)	*
Sonia B. Beard	35,000	(5)	*
Diana Mazuelos Conard	-		*
All directors and officers as a group (8 persons)	5,591,729	(6)	63.5%

*	Less than one percent.

(1)
Applicable percentage of ownership is based on 8,800,314 shares of our common stock outstanding as of March 31, 2014. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 31, 2014 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 4,432,628 shares held by the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Dornau is the sole managing member. . Mr. Dornau's address is Ocean Bio-Chem, Inc., 4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314. The Peter Dornau Family LLC's address is c/o Peter G. Dornau, at the address listed in the previous sentence.

(3)	Includes 35,000 shares that are subject to stock options exercisable currently or within 60 days of March 31, 2014.

(4)	Includes 35,000 shares that are subject to stock options exercisable currently or within 60 days of March 31, 2014.

(5)	Includes 35,000 shares that are subject to stock options exercisable currently or within 60 days of March 31, 2014.

(6)	Includes 105,000 shares that are subject to stock options that are exercisable currently or within 60 days of March 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2013, as in previous years, we sold products to companies affiliated with Peter G. Dornau, our Chairman, President and Chief Executive Officer. The affiliated companies distribute the products outside of the United States and Canada. We also provide administrative services to these companies. In 2013, sales to the affiliated companies aggregated approximately $1,834,000, and administrative fees aggregated approximately $406,000.  At December 31, 2013, we had accounts receivable from the affiliated companies of approximately $536,000 in connection with the product sales and administrative services. Transactions with the affiliated companies were made in the ordinary course of business. While the terms of the sales to the affiliated companies differed from the terms of sale to other customers, the affiliated companies bear their own warehousing, distribution, advertising, selling and marketing costs, as well as their own freight charges (the Company pays freight charges in connection with sales to its domestic customers on all but small orders). Moreover, the Company does not pay sales commissions with respect to products sold to the affiliated companies. As a result, the Company believes its profit margins with respect to sales to the affiliated  companies are similar to the profit margins it realizes with respect to sales to its larger domestic customers. Management believes that the sales transactions did not involve more than normal credit risk or present other unfavorable features.

One of our subsidiaries currently uses the services of an entity that is owned by Mr. Peter Dornau to conduct product research and development. In 2013, we paid the entity approximately $42,000 for its services.

We lease our executive offices and warehouse facilities in Fort Lauderdale, Florida from an entity controlled by Mr. Peter Dornau. On May 16, 2013, we renewed the lease through December 31, 2023. The lease requires minimum base rent of $94,800 and provides for a maximum annual 2% increase in subsequent years, although the entity has not raised the minimum rent since we entered into the initial lease in 1988. Additionally, the leasing entity is entitled to reimbursement of all taxes, assessments, and any other expenses that arise from ownership. Each of the parties to the lease has agreed to review the terms of the lease every three years if requested by the other party. Rent expense under the lease during 2013 was approximately $96,000. We believe that our rental payments under the lease are below prevailing market rates.

James M. Kolisch, one of our directors, is Regional Executive Vice President of USI Insurance Services, an entity from which we source most of our insurance needs at an arm’s length competitive basis. In 2013, we paid an aggregate of approximately $678,000 in insurance premiums on policies obtained through USI Insurance Services, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Ocean Bio-Chem, Inc.’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Ocean Bio-Chem, Inc.’s internal control over financial reporting. Goldstein Schechter Koch P.A., Ocean Bio-Chem, Inc.’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Ocean Bio-Chem’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ocean Bio-Chem, Inc.

In this context, the Audit Committee hereby reports as follows:

(1)
The Audit Committee has reviewed and discussed with management and Goldstein Schechter Koch P.A. the audited financial statements and evaluation of Ocean Bio-Chem, Inc.’s internal control over financial reporting.

(2)
The Audit Committee has discussed with Goldstein Schechter Koch P.A. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

(3)
The Audit Committee has received the written disclosures and the letter from Goldstein Schechter Koch P.A. required by applicable requirements of the Public Company Accounting Oversight Board regarding Goldstein Schechter Koch P.A.’s communications with the Audit Committee concerning independence, and has discussed with Goldstein Schechter Koch P.A. that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocean Bio-Chem, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Sonia B. Beard, Chairperson
Diana Mazuelos Conard
John B. Turner

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Goldstein Schechter Koch P.A. as our independent registered public accounting firm for 2014. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Goldstein Schechter Koch P.A. to our shareholders for ratification as a matter of good corporate governance practice. If our shareholders do not ratify the audit committee’s selection, the audit committee may reconsider its selection. Representatives of Goldstein Schechter Koch P.A. are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Your Board unanimously recommends a vote FOR ratification of the appointment of Goldstein Schechter Koch P.A.

Fees Paid to Independent Registered Public Accounting Firm

Fees related to the 2013 and 2012 fiscal years payable to Goldstein Schechter Koch P.A., are set forth in the table below:

	2013	2012
Audit Fees	$67,800	$67,400
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$67,800	$67,400

The audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports filed with the SEC.

PROPOSAL 3.   ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation tables and related disclosures included in this proxy statement.

As indicated in the compensation tables included in this proxy statement, we have designed our compensation program to reflect the size of our operations. While we believe that our executive compensation is modest, we design our compensation with a view towards retaining our executives, motivating them to devote their efforts towards profitable growth of our businesses and aligning their interests with those of our shareholders.

Accordingly, the Board recommends that our shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Ocean Bio-Chem, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related materials disclosed in the proxy statement for the 2014 Annual Meeting.

This is an advisory vote, which means that the shareholder vote is not binding on us. Nevertheless, we value the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to shareholders and proxy materials by delivering a single copy of the material to multiple shareholders sharing the same address, unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes in the future to receive a separate annual report to shareholders and proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request to the shareholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314, telephone (954) 587-6280, if the shares are registered in the name of the shareholder. We will send additional copies of the relevant material following receipt of a request for additional copies.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Shareholder proposals for inclusion in our proxy statement for the 2015 Annual Meeting must be received on or before January 6, 2015 and must comply in all other respects with applicable SEC rules.

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2015 Annual Meeting of Shareholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify our Corporate Secretary in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices no earlier than February 6, 2015 and no later than March 8, 2015. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to our Corporate Secretary at the address set forth in the preceding paragraph.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to shareholders upon written request addressed to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Ft. Lauderdale, FL 33314. The Form 10-K provided to shareholders includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon payment of reproduction and mailing expenses.

Ft. Lauderdale, Florida
April 30, 2014

OCEAN BIO-CHEM, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter G. Dornau and Jeffrey S. Barocas and each of them as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. to be held at 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314 on June 6, 2014 at 10:00 a.m., Eastern Daylight Time and at any adjournments or postponements thereof, subject to the directions set forth on this proxy.

Mark here if you plan to attend the meeting. ☐

Insert new address if address has changed. ☐

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Comments:

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FOLD HERE – DO NOT DETACH
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

The Board of Directors recommends a vote "FOR" the nominees listed below.

1. Election of Directors — For ☐ Withheld ☐ For All Except ☐

Nominees:

Jeffrey S. Barocas	Peter G. Dornau
Sonia B. Beard	William W. Dudman
Diana Mazuelos Conard	James M. Kolisch
Gregor M. Dornau	John B. Turner

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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PLEASE DATE AND SIGN THIS PROXY IN THE BOX BELOW.

DATE:

Sign Above — Co-holder (if any) sign above

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends a vote "FOR" the following proposal.

The Board of Directors recommends a vote "FOR" the following proposal.

3. Approval on an advisory basis, of the compensation of our named executive officers. — For ☐ Against ☐ Abstain ☐

4. To act on such other business as may properly come before the meeting and any adjournment or postponements thereof.

The shares represented by this proxy will be voted in accordance with the instructions provided. If no instructions are given, the shares represented by this proxy will be voted FOR the election of the nominees named in proposal 1, FOR proposals 2 and 3. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponements thereof.

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